[X]  PLEASE MARK VOTES
      AS IN THIS EXAMPLE


                         STANDARD MOTOR PRODUCTS, INC.
                                 REVOCABLE PROXY

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 17, 2001

     The undersigned shareholder of STANDARD MOTOR PRODUCTS, INC. (the "Company") hereby appoints LAWRENCE I. SILLS and JOHN P. GETHIN, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote as designated on this Proxy, all of the shares of the Company's Common Stock held of record by the undersigned on April 6, 2001 at the annual meeting of the shareholders of the Company to be held on May 17, 2001, or at any adjournment thereof.

1.   Election of Directors

   Marilyn F. Cragin, Arthur D. Davis, Susan F. Davis, Robert
   M. Gerrity, John L. Kelsey, Kenneth A. Lehman, Arthur S.
   Sills, Lawrence I. Sills, Peter J. Sills, Robert J. Swartz and William H. Turner

                                                FOR ALL
                FOR             WITHHOLD        EXCEPT
                [_]               [_]             [_]


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


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DIRECTORS     2.   Shareholder  proposal  concerning  preferred  share purchase
RECOMMEND          rights.
"AGAINST"

                        FOR             AGAINST         ABSTAIN
                        [_]               [_]             [_]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES NAMED ABOVE AND AGAINST PROPOSAL 2. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.


                                       _________________________________________
  Please be sure to sign and date      Date
   this Proxy in the box below.
________________________________________________________________________________



________Stockholder sign above_________Co-holder (if any) sign above____________




 => Detach above card, sign, date and mail in postage paid envelope provided. =>

                          STANDARD MOTOR PRODUCTS, INC.
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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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